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PART II. OTHER INFORMATION

Item 6 - (a)                                                         Exhibit 2.4


                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                   -----------------------------------------

          AMENDMENT TO AGREEMENT AND PLAN OF MERGER dated as of May 17, 2000 (this "Amendment"), by and between NBT BANCORP INC., a Delaware corporation ("NBT"), and BSB BANCORP, INC., a Delaware corporation ("BSB") (at times,
  ---                                                    ---
referred to herein as the "Party" or the "Parties").
                           -----          -------

                                  BACKGROUND
                                  ----------

          A. The Parties entered into that certain Agreement and Plan of Merger dated as of April 19, 2000 (the "Agreement"), pursuant to which BSB will
                                        ---------
be merged with and into NBT, subject to the terms and conditions thereof (the "Merger").
 ------

          B. The Agreement provides that the Parties will cause BSB Bank & Trust Company, a New York-chartered commercial bank and trust company headquartered in Binghamton, New York and wholly owned subsidiary of BSB ("BSB
                                                                           ---
Bank"), and NBT Bank, National Association, a national banking association
----
headquartered in Norwich, New York and wholly owned subsidiary of NBT ("NBT
                                                                        ---
Bank"), to enter into a bank plan of merger providing for the merger of BSB Bank
----
with and into NBT Bank (the "Bank Merger"), and specifies the Parties' intention
                             -----------
that the Bank Merger be consummated immediately after consummation of the Merger.

          C. The Parties now wish to amend the Agreement to specify the Parties' intention that the Bank Merger be consummated simultaneously with the consummation of the Merger and to make certain other changes to the Agreement in connection therewith, and to extend the time for the Parties to determine the number of directors of the Resulting Bank and for the designation of the directors of the Resulting Bank by NBT and BSB to no later than 40 Business Days following the date of the Agreement. Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

          1.   Amendment.
               ---------

               (a) The fourth recital of the Agreement is amended and restated in its entirety as follows:

                    WHEREAS, prior to consummation of the Merger, NBT and BSB
               will cause BSB Bank & Trust Company, a New York-chartered commercial bank and trust company headquartered in Binghamton, New York and wholly owned subsidiary of BSB ("BSB Bank"), and NBT
                                                             --------
               Bank, National Association, a national banking association head-quartered in Norwich, New York and wholly owned subsidiary of NBT ("NBT Bank"), to enter into a bank plan of merger, in the form
                 --------
               attached hereto as Exhibit A (the "Bank Merger Agreement"),
                                  ---------       ---------------------
               providing for the merger of BSB Bank with and into NBT Bank (the "Bank Merger"), with NBT Bank being the resulting bank of the
                -----------
               Bank Merger (the "Resulting Bank"), and it is intended that the
                                 --------------
               Bank Merger be consummated simultaneously with consummation of the Merger; and

               (b) Exhibit A to the Agreement is amended and restated in its entirety in the form attached hereto as Exhibit A.

               (c) Section 1.07 of the Agreement is amended and restated in its entirety as follows:


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                    At the Effective Time, the board of directors of the
               Resulting Bank shall consist of the chairman of the board of directors of the Surviving Corporation, who shall serve as the chairman of the board of the Resulting Bank, and eight, ten or twelve other persons, half of whom will be designated by NBT and half of whom will be designated by BSB. The number of such other persons shall be agreed upon by NBT and BSB, and in the absence of timely agreement such number shall be set at ten. The number of directors and the selection of directors to be designated by NBT and BSB under this paragraph shall be determined and made no later than 40 Business Days following the date of this Agreement and shall be noted on Schedule 1.07 to be attached to and deemed a part of this Agreement, provided, that the president of the Resulting Bank shall be one of the directors so designated by NBT.

               (d) Section 2.05(b)(iii) of the Agreement is amended and restated in its entirety as follows:

                    (iii) courtesy notice of the Bank Merger to the New York State Banking Department (the "NYSBD");
                               -----

               (e) Section 3.05(b)(iii) of the Agreement is amended and restated in its entirety as follows:

                    (iii)   courtesy notice of the Bank Merger to the NYSBD;

               (f) Section 8.02 of the Agreement is amended and restated in its entirety as follows:

          The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article VII, except that the agreements set forth in Article I and in Sections 5.06, 5.07 and 5.08 shall survive the Effective Time indefinitely and those set forth in Sections 5.03(c), 5.11, 7.02 and Article VIII hereof shall survive termination indefinitely.

          2.   Representations and Warranties. Each of the Parties hereby
               ------------------------------
represents and warrants to the others as follows:

               (a) It has the power to execute and deliver this Amendment and has taken all necessary action to authorize the execution and delivery of this Amendment and the performance of the Agreement as amended hereby;

               (b) The execution and delivery of this Amendment and the performance of the Agreement as amended hereby will not violate any provision of any applicable law or regulation or of any writ or decree of any court or governmental instrumentality, or its certificate or articles of incorporation, by-laws, or other similar organizational documents.

          3.   Reaffirmation. Except as amended hereby, all of the terms,
               -------------
covenants and conditions of the Agreement are ratified, reaffirmed and confirmed and shall continue in full force and effect as therein written.

          4.   Binding Effect. This Amendment shall be binding upon and inure
               --------------
solely to the benefit of each Party hereto, and nothing in this Amendment, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under of by reason of this Amendment.

          5.   Counterparts. This Amendment may be executed in one or more
               ------------
counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          6.   Governing Law. This Amendment shall be governed by, and construed
               -------------
in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.



          IN WITNESS WHEREOF, NBT and BSB have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                             NBT BANCORP INC.


                             By:    /s/ Daryl R. Forsythe
                                    -------------------------------------
                             Name:  Daryl R. Forsythe
                             Title: President and Chief Executive Officer

                             BSB BANCORP, INC.


                             By:    /s/ Thomas L. Thorn
                                    --------------------------------------------
                             Name:  Thomas L. Thorn
                             Title: Acting President and Chief Executive Officer

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               BSB Bancorp, Inc.



Date:    August 14, 2000                 By: /s/ Thomas L. Thorn
       ---------------------------------     --------------------------------
                                             THOMAS L. THORN
                                             Acting President
                                               and Chief Executive Officer

Date:    August 14, 2000                 By: /s/ Rexford C. Decker
       ---------------------------------     --------------------------------
                                             REXFORD C. DECKER
                                             Senior Vice President
                                               and Chief Financial Officer